SUBSERVICING AGREEMENT
                             ----------------------


                       GE Commercial Mortgage Corporation
                  Commercial Mortgage Pass Through Certificates
                                 Series 2007-C1


                             Dated as of May 1, 2007


                                     between


                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                "Master Servicer"


                                       and


                              BANK OF AMERICA, N.A.
                                  "Subservicer"

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.......................................................

   Section 1.01  Defined Terms..............................................

ARTICLE II RETENTION AND AUTHORITY OF SUBSERVICER ..........................

   Section 2.01  Servicing Standard; Commencement of Servicing
                 Responsibilities ..........................................
   Section 2.02  Subservicing...............................................
   Section 2.03  Authority of Subservicer...................................

ARTICLE III SERVICES TO BE PERFORMED .......................................

   Section 3.01  Services as Subservicer....................................
   Section 3.02  Portfolio Manager..........................................
   Section 3.03  Maintenance of Errors and Omissions and Fidelity
                 Coverage...................................................
   Section 3.04  Delivery and Possession of Servicing Files.................
   Section 3.05  Exchange Act Reporting and Regulation AB Compliance........

ARTICLE IV SUBSERVICER'S COMPENSATION AND EXPENSES.........................

   Section 4.01  Subservicing Compensation..................................

ARTICLE V THE MASTER SERVICER AND THE SUBSERVICER..........................

   Section 5.01  Subservicer Not to Assign, Merger or Consolidation of
                 the Subservicer............................................
   Section 5.02  Liability and Indemnification of the Subservicer and
                 the Master Servicer........................................
   Section 5.03  Representations and Warranties............................

ARTICLE VI EVENTS OF DEFAULT; TERMINATION..................................

   Section 6.01  Events of Default..........................................
   Section 6.02  Termination of Agreement...................................

ARTICLE VII MISCELLANEOUS PROVISIONS.......................................

   Section 7.01  Amendment..................................................
   Section 7.02  Governing Law..............................................
   Section 7.03  Notices....................................................
   Section 7.04  Consistency with PSA; Severability of Provisions...........
   Section 7.05  Inspection and Audit Rights................................
   Section 7.06  Binding Effect; No Partnership; Counterparts...............
   Section 7.07  Protection of Confidential Information.....................
   Section 7.08  Construction...............................................

                                LIST OF EXHIBITS

Exhibit A   Mortgage Loan Schedule

Exhibit B   Remittance Report

Exhibit C   Tax, Insurance, UCC and Letter of Credit Certification

            THIS SUBSERVICING AGREEMENT dated as of May 1, 2007 (as it may be amended or modified by the parties from time to time, this "Agreement") is between KEYCORP REAL ESTATE CAPITAL MARKETS, INC., an Ohio corporation (together with its successors and assigns, the "Master Servicer"), and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns permitted under this Agreement, the "Subservicer").

                                    RECITALS

            The following Recitals are a material part of this Agreement:

            A. Pursuant to the Pooling and Servicing Agreement (the "PSA") dated as of May 1, 2007, among GE Commercial Mortgage Corporation, as depositor, KeyCorp Real Estate Capital Markets, Inc., as servicer no. 1, Bank of America, N.A., as servicer no. 2, LNR Partners, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee, with respect to the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 (a copy of which has been delivered to the Subservicer), the Master Servicer is servicing the Mortgage Loans (as defined below) on behalf of the Trust (as defined in the PSA).

            B. The Master Servicer and the Subservicer desire to enter into an agreement whereby the Subservicer shall perform certain of the Master Servicer's servicing responsibilities with respect to the Mortgage Loans as more specifically set forth in this Agreement.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the matters set forth in the foregoing Recitals and of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Master Servicer and the Subservicer hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

            Section 1.01 Defined Terms.

            All capitalized terms not otherwise defined in this Agreement have the meanings set forth in the PSA, and the following capitalized terms have the respective meanings set forth below:

            "Accepted Subservicing Practices": As defined in Section 2.01.

            "Accounts": The Subservicer Certificate Account, Serviced Whole Loan Custodial Accounts and Servicing Accounts maintained by the Subservicer under this Agreement in the name of the Subservicer, "in trust for KeyCorp Real Estate Capital Markets, Inc., as Servicer No. 1, for Wells Fargo Bank, N.A., as Trustee, on behalf of and in trust for the registered holders of GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1."

            "Additional Subservicing Compensation": As defined in Section 4.01.

            "Back-up Certification": As defined in Section 3.05.

            "Commission": The Securities and Exchange Commission or any successor thereto.

            "Event of Default": Any event of default as set forth in Section
6.01.

            "Indemnified Parties": As defined in Section 3.05.



            "MBAA": The Mortgage Bankers Association of America, or any association or organization that is a successor thereto. If an organization or association described in the preceding sentence of this definition does not exist, "MBAA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Subservicer.

            "MBAA Website": The MBAA's internet website located at "www.mbaa.org" or such other primary website as the MBAA may establish for dissemination of its property inspection form.

            "Mortgage Loan": Each of the mortgage loans that are the subject of this Agreement and are identified on the Mortgage Loan Schedule and any related Qualified Substitute Mortgage Loan.

            "Mortgage Loan Schedule": The schedule of mortgage loans attached hereto as Exhibit A, as amended from time to time, including to add any Qualified Substitute Mortgage Loan as applicable.

            "Property Inspection Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Standard Property Inspection Form" on the MBAA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the MBAA for commercial mortgage securities transactions generally.

            "PSA": As defined in the Recitals to this Agreement.

            "Remittance Report": A report regarding any remittance made pursuant to the terms and provisions of this Agreement, which report shall be delivered electronically pursuant to this Agreement substantially in the form attached hereto as Exhibit B (or in such other form as may be mutually agreeable to the Master Servicer and the Subservicer from time to time).

            "Responsible Officer": Any officer or employee of the Subservicer or the Master Servicer, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement and whose name and specimen signature appear on a list prepared by the party and delivered to the other party, as such list may be amended from time to time by either party.

            "SSA Certification Parties": As defined in Section 3.05.

            "Subservicer Certificate Account": As defined in Section
3.01(a)(iii).

            "Subservicer Remittance Date": The second Business Day prior to each Distribution Date.

            "Subservicing Fee": With respect to each Mortgage Loan, the fee designated as such and payable to the Subservicer pursuant to Section 4.01.

            "Subservicing Fee Rate": A rate per annum with respect to each Mortgage Loan as set forth on the Mortgage Loan Schedule.

            "Subservicing File": With respect to each Mortgage Loan, all documents, information and records relating to such Mortgage Loan that are necessary or appropriate to enable the Subservicer to perform its obligations under this Agreement and any additional documents or information related thereto maintained or created in any form by the Subservicer (which shall not include any attorney-client privileged communications between the Subservicer and its counsel), including all analysis, working papers, inspections reports, written communications with any Mortgagor or other Person, and all other information collected from or concerning any Mortgagor or the related Mortgaged Property in the Subservicer's possession.

            "Tax, Insurance, UCC and Letter of Credit Certification": A written report certifying for the applicable quarterly period that all property taxes and hazard insurance premiums that are due have been paid in full, that all UCC liens, assignments or continuations are current and that all letters of credit are current, which report shall be delivered electronically pursuant to this Agreement substantially in the form attached hereto as Exhibit C (or in such other form as may be mutually agreeable to the Master Servicer and the Subservicer from time to time).

                                   ARTICLE II
                     RETENTION AND AUTHORITY OF SUBSERVICER
                     --------------------------------------

            Section 2.01 Servicing Standard; Commencement of Servicing Responsibilities.

            The Master Servicer hereby engages the Subservicer to perform, and the Subservicer hereby agrees to perform, the servicing duties and obligations of the Master Servicer under the PSA with respect to all of the Mortgage Loans throughout the term of, and upon and subject to the terms, covenants, and provisions of, this Agreement. The Subservicer shall service and administer the Mortgage Loans pursuant to this Agreement for the benefit of the Master Servicer and the Certificateholders (as a collective whole) in accordance with (i) any and all applicable laws, (ii) the express terms of this Agreement and the respective Mortgage Loans, and (iii) all requirements pertaining to the performance of such services under the PSA, including the Servicing Standard. The above-described servicing standards are referred to in this Agreement as "Accepted Subservicing Practices".

            Section 2.02 Subservicing.

            To the extent necessary for the Subservicer to comply with applicable laws, or if otherwise consented to by the Master Servicer, the Subservicer may enter into any Subservicing agreement with another Subservicer that would permit such Subservicer to perform any or all of the Subservicer's servicing responsibilities under this Agreement as long as each subservicing agreement complies with the requirements for subservicing agreements in PSA
Section 3.22; but the consent of the Master Servicer and the execution of a subservicing agreement compliant with PSA Section 3.22 shall not be required to engage a third party contractor to perform discrete ministerial tasks, including inspections of Mortgaged Property. Notwithstanding any subservicing agreement, the Subservicer shall remain directly obligated and primarily liable to the Master Servicer for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreement to the same extent and under the same terms and conditions as if the Subservicer were servicing the Mortgage Loans alone.

            Section 2.03 Authority of Subservicer.

               (a) Except as otherwise provided in this Agreement and subject to the terms of this Agreement and the Master Servicer's limitations of authority as Master Servicer under the PSA, in performing its obligations under this Agreement, the Subservicer shall have full power and authority to take any and all actions in connection with such obligations that it deems necessary or appropriate; but the Subservicer shall not take any of the following actions with respect to any Mortgage Loan without obtaining the prior written consent of the Master Servicer (which consent: (I) may be in the form of an asset business plan approved in writing by the Master Servicer; (II) shall not be unreasonably withheld; (III) shall be subject to the prior approval of the Special Servicer, the Directing Certificateholder, the Rating Agencies and any other Person if so required under the PSA, which approvals shall be requested by the Master Servicer; and (IV) shall be consented to or denied by the Master Servicer within ten (10) Business Days following the receipt by the Master Servicer of the information described in clause (I) above along with relevant supporting information (but, in the case of a consent, such consent may be conditioned on any approval described in clause (III) above)):

                  (i) any releases or disbursements of reserve funds or related letters of credit with respect to a Mortgaged Property securing a Mortgage Loan (other than where (x) such Mortgage Loan is not listed on PSA Schedule 12 and (y) the underlying Mortgage Loan documents in connection with such release or disbursement provide that such release or disbursement is automatic based on certain conditions set forth in such Mortgage Loan documents);

                  (ii) any application of reserve funds or letters of credit proceeds to reduce the principal balance of any Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law, or the Accepted Subservicing Practices;

                  (iii) granting or withholding consent to, or the performance of, any defeasance of a Mortgage Loan in accordance with PSA Section 3.20;

                  (iv) any modification, waiver, amendment or other action
            contemplated by PSA Sections 3.08 or 3.20, of or with respect to any Mortgage Loan, whether or not material, including any forgiveness of principal, any change in the amount or timing of any payment of principal or interest, maturity, extension rights, or prepayment provisions or the substitution, full or partial release, or addition of any collateral for any Mortgage Loan;

                  (v) granting or withholding consent to any transfer of
            ownership of a Mortgaged Property or any transfer of any interest in any Mortgagor or any owner of a Mortgaged Property and entering into any assumption agreement in connection therewith;

                  (vi) granting or withholding consent to any request for
            approval to encumber a Mortgaged Property with subordinate or other financing or to encumber any interest in any Mortgagor or any owner of a Mortgaged Property with mezzanine financing;

                  (vii) any determination of whether or not to release any
            Insurance Proceeds and Condemnation Proceeds to the Mortgagor under any Mortgage Loan;

                  (viii) any waiver of any Penalty Charge (except to the extent the Subservicer is entitled to retain such Penalty Charge as Additional Subservicing Compensation hereunder), Prepayment Premium or Yield Maintenance Charge under any Mortgage Loan;

                  (ix) any action to initiate, prosecute and manage foreclosure proceedings or other legal proceedings related thereto in connection with any Mortgage Loan;

                  (x) with respect to any Mortgage Loan that has an anticipated repayment date, after such date, taking any enforcement action (prior to the date on which all principal and accrued interest have been paid, other than requests for collection) for the payment of, or the waiver of all or any portion of, the accrued additional or excess interest in respect of such Mortgage Loan;

                  (xi) any termination or replacement, or consent to the
            termination or replacement, of a property manager with respect to any Mortgaged Property, or any termination or change, or consent to the termination or change, of the franchise for any Mortgaged Property operated as a hospitality property, or any consent to leasing activity;

                  (xii) granting any consent to any request by a Mortgagor for approval to incur additional indebtedness or to amend or modify its organizational documents (other than, in each case, where the action is not conditioned on obtaining the consent of the lender);

                  (xiii) any determination with respect to a Mortgage Loan as to whether a default has occurred under the related Mortgage Loan documents by reason of any failure on the part of the related Mortgagor to maintain any insurance required under the related Mortgage Loan documents;

                  (xiv) any waiver of any requirement in the related Mortgage
            Loan documents to pay any fees or expenses, including any Rating Agency fees or general out-of-pocket expenses that include Rating Agency fees, in connection with an assumption of any Mortgage Loan for which Rating Agency consent is required pursuant to PSA Section
            3.08 (except for any fees that the Subservicer is entitled to retain as Additional Subservicing Compensation hereunder); or

                  (xv) permitting, or performing a modification to permit, a
            Principal Prepayment of a Mortgage Loan on a date other than its Due Date.

               (b) Notwithstanding anything in Section 2.03(a) to the contrary (other than as described in Section 2.03(b)(vi) below with respect to defeasance transactions), the Subservicer shall not be required to seek the consent of the Master Servicer in order to approve the following modifications, waivers, or amendments of any Mortgage Loan:

                  (i) approve routine leasing activity (including any
            subordination, standstill and attornment agreements) with respect to any lease for less than the lesser of (A) 20,000 square feet and (B) 20% of the related Mortgaged Property;

                  (ii) approve a change of the property manager at the request of the related Mortgagor, provided that (A) the successor property manager is not affiliated with Mortgagor and is a nationally or regionally recognized manager of similar properties, (B) the related Mortgage Loan does not have an outstanding principal balance in excess of $5,000,000 and (C) the subject Mortgaged Property does not secure a Serviced Companion Loan;

                  (iii) approve any waiver affecting the timing of receipt of financial statements from any Mortgagor, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

                  (iv) approve annual budgets for the related Mortgaged
            Property, provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-Off Date);

                  (v) subject to other restrictions herein regarding Principal
            Prepayments, waive any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

                  (vi) subject to the Master Servicer's approval under Section
            2.03(a)(iii), approve modifications, consents or waivers in connection with a defeasance permitted by the terms of the related Mortgage Loan if the Subservicer obtains an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC to fail to qualify as a REMIC under the Code or result in a "prohibited transaction" under the REMIC Provisions;

                  (vii) consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way, provided that the Subservicer determines in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such Mortgage, or the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property or cause the Mortgage Loan to cease to be a "qualified mortgage" for REMIC purposes;

                  (viii) to the extent the Master Servicer is permitted under the PSA, including PSA Section 3.02(a), waiving any Late Payment Charges or Default Interest in connection with any delinquent payment on any Mortgage Loan serviced under this Agreement; and

                  (ix) to the extent the Master Servicer is permitted under, and subject to the terms of, PSA Section 3.08(f), processing initial syndications of tenant-in-common interests that are specifically permitted by and in accordance with the related loan documents for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, that is not a Specially Serviced Mortgage Loan (in which event the Subservicer shall deliver to the Special Servicer (with a copy to the Master Servicer) the notices and information required to be delivered by the Master Servicer under such PSA Section 3.08(f));

provided however, if the Mortgage Loan is a Serviced Whole Loan, the Subservicer must provide written notice of such modification, waiver and amendment to the holder of the related Serviced Companion Loan to the extent required under the related Co-Lender Agreement; provided further, that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event or Adverse Grantor Trust Event (y) agreeing to such modification, waiver or amendment would be consistent with Accepted Subservicing Practices, and (z) agreeing to such modification, waiver or amendment will not otherwise violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            The Subservicer shall (x) promptly notify the Master Servicer and the Special Servicer of any requests not subject to this Section 2.03(b) or PSA
Section 3.20(a) and for which the Special Servicer is responsible pursuant to PSA Section 3.20 and (y) deliver to the Master Servicer and the Special Servicer (which delivery may be by electronic transmission in a format acceptable to the Subservicer, the Master Servicer and the Special Servicer) a copy of the request, and all information in the possession of the applicable Servicer that the Special Servicer may reasonably request related thereto. The Subservicer acknowledges and agrees that other than with respect to modifications, waivers and consents specifically described in the prior paragraph, the Subservicer will forward all requests for modifications, waivers and consents (upon its receipt of notice of such requests) along with copies of the relevant Mortgage Loan documents to the Master Servicer and the Special Servicer. The Subservicer shall reasonably cooperate with the Special Servicer and shall provide the Special Servicer with any additional information from the related Credit File that the Special Servicer reasonably may request.


            (c) Regardless of whether the consent or approval of the Master Servicer is required pursuant to this Agreement, the Subservicer shall take any reasonable action that is directed by the Master Servicer and relates to the Subservicer's obligations under this Agreement; provided, however, that the Subservicer shall not be obligated to take any such action to the extent that the Subservicer determines in its reasonable discretion that such action: (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Mortgage Loan or Mortgaged Property; (ii) may cause a violation of any term or provision of a Mortgage Loan; or (iii) materially expands the scope of the Subservicer's responsibilities under this Agreement or is inconsistent with the requirements of this Agreement or the PSA, including the Servicing Standard.

                                  ARTICLE III
                            SERVICES TO BE PERFORMED
                            ------------------------

            Section 3.01 Services as Subservicer.

            With respect to each Mortgage Loan, the Subservicer shall, in accordance with Accepted Subservicing Practices and subject to the supervision of the Subservicer by the Master Servicer as set forth in this Agreement, perform the following servicing activities on behalf of the Master Servicer:

               (a) The Subservicer shall perform the duties and obligations with respect to the Mortgage Loans that the Master Servicer is required to perform under PSA Sections 3.01 (administration of the loans), 3.02 (collection of mortgage loan payments), 3.03 (collection of taxes, assessments and similar items; servicing accounts), 3.04(a) (certificate account), 3.04(f) (serviced whole loan custodial accounts), 3.07 (insurance), 3.08 (enforcement of due on sale and due on encumbrance clauses; assumption agreements), 3.10(a) (release of files), 3.12(a) (inspections), 3.12(b) (financial statements), 3.15 (access to certain information), 3.19(b) (notices to ground lessors); 3.20 (modifications, waivers, amendments, and consents; defeasance), 3.21 (servicing transfers), 3.27 (co-lender agreements), 3.30 (certain matters regarding the serviced companion loans and serviced pari passu loans), 3.33 (matters relating to certain mortgage loans) and 3.34 (the Clarion LaGuardia Airport Hotel controlling holder), and PSA Article XI (Exchange Act reporting and Regulation AB compliance), subject to the following terms and conditions:

                  (i) the Subservicer will not have any obligation to make
            Advances, but the Subservicer shall provide the Master Servicer not less than five (5) Business Days' notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to any Mortgage Loan; provided, that only two (2) Business Days' notice will be required with respect to Servicing Advances required to be made on an urgent or emergency basis (the Subservicer to identify in writing with a reasonably detailed explanation any such urgent or emergency basis to the Master Servicer at the time it notifies the Master Servicer of the need to make the Advance);

                  (ii) with respect to each Mortgage Loan, the Subservicer
            shall, consistent with Accepted Subservicing Practices, monitor the related Mortgagor's insurance obligations in accordance with PSA
            Section 3.07(a), and in the event a Mortgagor fails to maintain such insurance, the Subservicer shall promptly (A) notify the Master Servicer in writing of such Mortgagor's failure to maintain such insurance and whether or not such insurance is available at commercially reasonable rates, and (B) deliver to the Master Servicer all related documents and other information; but the Subservicer shall not be required to maintain insurance coverage on a Mortgaged Property;

                  (iii) the Subservicer shall establish a certificate account
            (the "Subservicer Certificate Account") meeting all of the requirements of the Certificate Account maintained by the Master Servicer under the PSA, and references to the Certificate Account in PSA Section 3.04 constitute references to the Subservicer Certificate Account; the Subservicer shall maintain and administer one or more Serviced Whole Loan Custodial Accounts pursuant to and meeting all of the requirements of PSA Section 3.04(f); and any withdrawals from the Subservicer Certificate Account shall only be made as specifically authorized under this Agreement;

                  (iv) the Subservicer may invest the funds in the Accounts in one or more Permitted Investments on the same terms as the Master Servicer may invest funds in the Certificate Account, the Servicing Accounts and the Serviced Whole Loan Custodial Accounts under PSA
            Section 3.06, and subject to the same restrictions and obligations regarding maturity dates, gains, losses, possession of Permitted Investments, and Permitted Investments payable on demand;

                  (v) Section 3.03 of this Agreement shall control with respect to the Subservicer's obligation to maintain a fidelity bond and errors and omissions insurance policy that satisfies the requirements of PSA Section 3.07(c);

                  (vi) Section 4.01 of this Agreement shall control with respect to which servicing fees and additional servicing compensation the Subservicer may retain;

                  (vii) the Subservicer shall, within 55 days after the Closing
            Date, deliver to the Master Servicer written evidence of each notification to a ground lessor pursuant to PSA Section 3.19(b);

                  (viii) all notices, reports, certifications, and other
            documentation that are required under this Agreement to be provided by the Subservicer and are required under the PSA to be provided by the Master Servicer to the Trustee, the Special Servicer, the Depositor, any Mortgage Loan Seller, any Rating Agency, the Directing Certificateholder, or any other Person shall be provided by the Subservicer only to the Master Servicer and within the time set forth in this Agreement (or if no such time is set forth, within one (1) Business Day prior to the date on which the Master Servicer is required to deliver such item to the applicable Person under the
            PSA); and

                  (ix) the Subservicer shall not be responsible for any mortgage loan pool-wide reporting, including preparing, signing and filing with the Commission any reports, statements and information under the PSA.

            (b) The Subservicer shall promptly notify the Master Servicer of all material collection and customer service issues and furnish the Master Servicer with copies of all written communications regarding such material issues between the Subservicer and any Mortgagor or any third party in connection with the Subservicer's obligations under this Agreement, including any default notice delivered to a Mortgagor.

            (c) The Subservicer shall promptly notify the Master Servicer in writing upon discovery or receipt of notice by the Subservicer of (i) the occurrence of any event that causes, or with notice or the passage of time or both would cause, any Mortgage Loan to become a Specially Serviced Mortgage Loan; or (ii) any Document Defect or Breach.

            (d) With respect to all servicing responsibilities of the Master Servicer under the PSA that are not being performed by the Subservicer under this Agreement, the Subservicer shall cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

            (e) No later than ten (10) Business Days after each Distribution Date, the Subservicer shall deliver to the Master Servicer a statement prepared by the Subservicer setting forth the status of the Subservicer Certificate Account as of the close of business on the last Business Day of the related Due Period and showing the aggregate amount of deposits into and withdrawals from the Subservicer Certificate Account for each category of deposit specified in PSA Section 3.04 and each category of withdrawal specified in PSA Section 3.05 for such Collection Period.

            (f) Not later than 1:00 p.m. (NYC time) on the first Business Day following each Determination Date, beginning in June 2007, the Subservicer shall prepare and deliver or cause to be delivered to the Master Servicer, in a computer-readable medium downloadable by the Master Servicer (or, at the Master Servicer's written request, in a form mutually acceptable to the Master Servicer and the Subservicer, including on a loan-by-loan basis), the CMSA Loan Periodic Update File, the CMSA Property File, the CMSA Financial File, the CMSA Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA Delinquent Loan Status Report, the CMSA Comparative Financial Status Report, the CMSA Loan Level Reserve-LOC Report, the CMSA Total Loan Report, the CMSA Advance Recovery Report and the CMSA Servicer Watch List, in each case providing the most recent information with respect to the Mortgage Loans as of the close of business on the related Determination Date (and which, in each case, if applicable, will identify each Mortgage Loan by loan number and property name).

            (g) Commencing with the calendar quarter ending June 30, 2007, the Subservicer shall use its reasonable efforts to promptly collect from each related Mortgagor quarterly and annual operating statements, budgets, and rent rolls with respect to each of the Mortgage Loans, and quarterly and annual financial statements of each related Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents, but to the extent such action is consistent with applicable law and Accepted Subservicing Practices. The Subservicer shall deliver electronically to the Master Servicer copies of all of the foregoing items so collected in an imaged format within 30 days following the Subservicer's receipt of such items, in each case together with the CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets required by Section 3.01(h) below.

            (h) The Subservicer shall maintain a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet with respect to each Mortgaged Property. Commencing with the calendar quarter ending June 2007, within 30 days after receipt by the Subservicer of any annual or quarterly operating statements or rent rolls with respect to any Mortgaged Property (and with respect to the fiscal quarter ending June 2007, beginning in September 2007), the Subservicer shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report and the CMSA NOI Adjustment Worksheet as of the end of the preceding fiscal year or fiscal quarter, as the case may be, and shall remit to the Master Servicer electronically PDF copies thereof (using a naming convention for such PDF files that is reasonably acceptable to the Master Servicer) together with (if not otherwise delivered pursuant to this Agreement) PDF copies of the underlying operating statements and rent rolls.

            (i) Each month by 3:00 p.m. (NYC time) on the Subservicer Remittance Date, the Subservicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, all amounts on deposit in the Subservicer Certificate Account maintained by the Subservicer as of the close of business on the Business Day immediately preceding the Subservicer Remittance Date. In addition, the Subservicer shall remit to the Master Servicer within one (1) Business Day after receipt any delinquent payments on the Mortgage Loans received by the Subservicer. Each of the foregoing remittances of funds (A) shall be accompanied by a Remittance Report; and (B) may be net of any Subservicing Fees due and payable to the Subservicer and payments in the nature of Additional Subservicing Compensation.

            (j) The Subservicer shall prepare or have prepared, and deliver to the Master Servicer, a Property Inspection Report for each inspection performed by it or on its behalf, in each case within 35 days following the completion of the related inspection by the Subservicer or a third party at the Subservicer's request.

            (k) The Subservicer shall provide the Master Servicer with any reports and other information (in the Subservicer's possession or to the extent readily obtainable and as reasonably requested by the Master Servicer) with respect to the servicing of the Mortgage Loans by the Subservicer under this Agreement in order for the Master Servicer to perform its duties under the PSA.

            (l) Within fifteen (15) days following the end of each calendar quarter, the Subservicer shall prepare and deliver to the Master Servicer the Tax, Insurance, UCC and Letter of Credit Certification.

            (m) Notwithstanding anything contained in this Agreement to the contrary, the Subservicer shall perform all of the remittance, reporting and correspondence duties allocated to the Master Servicer under the Pooling and Servicing Agreement (and related intercreditor agreement, co-lender agreement or similar agreement) with respect to any Serviced Companion Loan related to any Mortgage Loan serviced hereunder (including without limitation, providing reasonable cooperation with any servicer or trustee of any securitization trust into which any Serviced Companion Loan may be placed to facilitate the securitization thereof). In connection with any remittances to a holder of a Companion Loan (or its designee), the Subservicer shall promptly provide written notice to the Master Servicer. To the extent not inconsistent with its duties under the Pooling and Servicing Agreement, the Master Servicer shall reasonably cooperate with the Subservicer in corresponding or otherwise dealing with any holder of a Serviced Companion Loan, including to enforce any rights or remedies or otherwise pursue any payment obligation under the related Co-Lender Agreements.

            (n) The Subservicer shall not, without the Trustee's written consent, (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Subservicer's representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state.

            Section 3.02 Portfolio Manager.

            (a) The Subservicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Master Servicer and to provide assistance to the Master Servicer consistent with the Master Servicer's supervisory authority over the Subservicer under this Agreement.

            (b) The Master Servicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Subservicer and to provide to the Subservicer information, materials and correspondence relating to the Mortgage Loans and the related Mortgagors which may be necessary or appropriate to enable the Subservicer to perform its obligations under this Agreement.

            Section 3.03 Maintenance of Errors and Omissions and Fidelity Coverage.

            The Subservicer shall obtain and maintain with Qualified Insurers, at its own expense, and keep in full force and effect throughout the term of this Agreement, a fidelity bond and an errors and omissions insurance policy covering the Subservicer's officers and employees acting on behalf of the Subservicer in connection with its activities under this Agreement in form and amount that satisfies the fidelity bond and errors and omissions insurance policy requirements under PSA Section 3.07(c). The Subservicer shall cause to be delivered to the Master Servicer from time to time upon the Master Servicer's request a certificate of insurance or other evidence of such bond and insurance. The Subservicer shall promptly, but in any event not later than 10 days after it receives notice, notify the Master Servicer of any potential or actual cancellation or termination of, or any material change to, such fidelity bond or errors and omissions insurance. The Subservicer shall be deemed to have complied with the foregoing provisions if an affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Subservicer. So long as the long-term unsecured debt obligations of the Subservicer (or its direct or indirect parent company) are rated not lower than "A2" from Moody's and "A" from S&P, the Subservicer may self-insure with respect to either or both of the fidelity bond coverage and the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

            Section 3.04 Delivery and Possession of Servicing Files.

            The Subservicer hereby acknowledges possession of the Subservicing Files and acknowledges and agrees that the Master Servicer has never previously had possession of or control over the Subservicing Files. The contents of each Subservicing File are and shall be held in trust by the Subservicer for the benefit of the Trust as the owner thereof; the Subservicer's possession of the contents of each Subservicing File is for the sole purpose of servicing the related Mortgage Loan; and such possession by the Subservicer shall be in a custodial capacity only. The Subservicer shall release its custody of the contents of any Subservicing File only in accordance with written instructions from the Master Servicer, and upon request of the Master Servicer, the Subservicer shall deliver to the Master Servicer the requested Subservicing File or a copy of any document contained therein.

            Section 3.05 Exchange Act Reporting and Regulation AB Compliance.

            (a) Generally. Without limiting any other provision of this Agreement, the Subservicer shall timely observe and perform each of the duties and obligations that are required to be performed by, or that the Master Servicer is required to cause or use efforts to cause the Subservicer to perform as, an Additional Servicer or Servicing Function Participant (including as a Reporting Servicer) under PSA Article XI. The Subservicer shall simultaneously deliver to the Master Servicer a copy of any report, document or other information delivered by the Subservicer to the Trustee, the Depositor or any other Person in connection with the foregoing.

            Without limiting any other provision of this Section 3.05, the Subservicer shall (i) reasonably cooperate with the Master Servicer, the Trustee, and the Depositor in connection with the Trustee's and the Depositor's good faith efforts to satisfy the Trust's reporting requirements under the Exchange Act, (ii) upon the request of the Master Servicer, the Depositor or the Trustee, promptly provide to such requesting Person any information in its possession as is necessary or appropriate for the Master Servicer, the Depositor or the Trustee, as applicable, to prepare fully and properly any report required under the Exchange Act with respect to the Trust in accordance with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, (iii) provide the reports, certifications and other information contemplated by this Section 3.05 and PSA Article XI to any other servicer, depositor or trustee of any securitization involving any Serviced Companion Loan(s) to facilitate compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder, and (iv) if the Subservicer is terminated or resigns pursuant to the terms of this Agreement, provide the reports and certifications (annual or otherwise) and other information required by this Section 3.05 with respect to the period of time that the Subservicer was subject to this Agreement. The Subservicer acknowledges and agrees that the information to be provided by it (or by any Servicing Representative acting on its behalf hereunder) pursuant to or as contemplated by this Section 3.05 or PSA Article XI is intended to be used in connection with the preparation of any reports required by the Exchange Act with respect to the Trust.

            (b) Sarbanes-Oxley Certification. The Subservicer shall (in addition to the delivery of a Performance Certification in its capacity as a Reporting Servicer under PSA Section 11.08) deliver to the Master Servicer, no later than March 1 of each year (with a grace period through March 10) in which the Trust is subject to the reporting requirements of the Exchange Act for the preceding fiscal year (and otherwise within a reasonable period of time upon request), a certification substantially in the form of PSA Exhibit U-2 (a "Back-up Certification"), on which the Master Servicer and the Master Servicer's officers, directors, members, managers, employees, agents and Affiliates (collectively, the "SSA Certification Parties") can rely. The Subservicer shall, if it is terminated or resigns pursuant to the terms of this Agreement, provide a Back-up Certification to the Master Servicer with respect to the period of time it was subject to this Agreement. Without limiting the foregoing, each Back-up Certification shall include (x) a reasonable reliance statement by the Subservicer enabling the SSA Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 3.05(c), (ii) annual report on assessment of compliance with the Servicing Criteria provided pursuant to
Section 3.05(d) and (iii) registered public accounting firm attestation report provided pursuant to Section 3.05(e) and (y) a certification that each such annual report on assessment of compliance discloses any material instances of noncompliance described to the Subservicer's registered public accounting firm to enable such accountants to render the attestation provided for in Section 3.05(e).

            (c) Annual Compliance Statement. The Subservicer shall deliver to the Master Servicer, no later than March 1 of each year (with a grace period through March 10) (and otherwise within a reasonable period of time upon request), an Officer's Certificate (in a mutually agreeable format) stating, as to the signer thereof, that (A) a review of the Subservicer's activities during the preceding fiscal year or portion thereof and of the Subservicer's performance under this Agreement, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Subservicer has fulfilled all its obligations under this Agreement, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The Master Servicer and the Depositor shall have the right to review the Officer's Certificate and consult with the Subservicer as to the nature of any failures by the Subservicer in the fulfillment of any of its obligations under this Agreement. So long as it has received written confirmation from the Master Servicer that the Trust is not subject to the reporting requirements of the Exchange Act for the preceding fiscal year, the Subservicer shall not be required to deliver such Officer's Certificate to the Master Servicer until the Business Day prior to the date on which the Master Servicer is required to deliver its Officer's Certificate under the PSA.

            (d) Annual Reports on Assessment of Compliance with Servicing Criteria.

                  (i) The Subservicer shall deliver to the Master Servicer, no later than March 1 of each year (with a grace period through March
            10) (and otherwise within a reasonable period of time upon request), a report (in a mutually agreeable format) on an assessment of compliance with the Relevant Servicing Criteria for the Trust's preceding fiscal year that contains (A) a statement by the Subservicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that the Subservicer used the Servicing Criteria to assess its compliance with the Relevant Servicing Criteria, (C) the Subservicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year of the Trust covered by the Form 10-K required to be filed pursuant to the PSA (including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof), and (D) a statement that a registered public accounting firm has issued an attestation report on the Subservicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period. The Master Servicer and the Depositor shall have the right to review the report and consult with the Subservicer as to the nature of any material instance of noncompliance by the Subservicer with the Relevant Servicing Criteria in the fulfillment of any of the Subservicer's obligations under this Agreement. So long as it has received written confirmation from the Master Servicer that the Trust is not subject to the reporting requirements of the Exchange Act for the preceding fiscal year, the Subservicer shall not be required to deliver such report to the Master Servicer until the Business Day prior to the date on which the Master Servicer is required to deliver its report under the PSA. Each assessment of compliance and related attestation contemplated by Section 3.05(e) must be available for general use and may not contain restricted use language.

                  (ii) Within three (3) Business Days following the end of each fiscal year for which the Trust is subject to the reporting requirements of the Exchange Act (and otherwise within a reasonable period of time upon request), the Subservicer shall deliver to the Master Servicer the name and address of each Servicing Function Participant and subservicer engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant or subservicer. The Subservicer shall, when it delivers its report on assessment under Section 3.05(d)(i), to the extent received, deliver each report on assessment (and the related accountants' attestation) of each Servicing Function Participant and subservicer engaged by it.

            (e) Annual Independent Public Accountants' Attestation. The Subservicer shall cause a registered public accounting firm that is a member of the American Institute of Certified Public Accountants to, no later than March 1 of each year (with a grace period through March 10) (and otherwise within a reasonable period of time upon request), furnish a report to the Master Servicer for the preceding fiscal year to the effect that (i) it has obtained a representation regarding certain matters from the management of the Subservicer that includes an assessment from the Subservicer of its compliance with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether the Subservicer's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding the Subservicer's assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must (i) be available for general use and not contain restricted use language and (ii) if required to be filed with the Commission under applicable law, include the consent and authorization of such accounting firm for the filing of such report with the Commission. The Master Servicer and the Depositor shall have the right to review the report and consult with the Subservicer as to the nature of any material instance of noncompliance by the Subservicer with the Relevant Servicing Criteria in the fulfillment of any of the Subservicer's obligations under this Agreement. So long as it has received written confirmation from the Master Servicer that the Trust is not subject to the reporting requirements of the Exchange Act for the preceding fiscal year, the Subservicer shall not be required to deliver such report to the Master Servicer until the Business Day prior to the date on which the Master Servicer is required to deliver its report under the PSA.

            (f) Exchange Act Reporting Indemnification.

                  (i) The Subservicer shall indemnify and hold harmless each
            Certification Party, the Trustee, the Depositor, the Master Servicer and their respective directors, officers, members, managers, employees, agents and Affiliates and each other Person that controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Indemnified Parties") from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Indemnified Party (including the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation) arising out of (x) the failure to perform its obligations to the Master Servicer, the Depositor (or any other depositor related to a securitization involving any Serviced Companion Loan) or Trustee (or any other trustee related to a securitization involving any Serviced Companion Loan) under this
            Section 3.05 or PSA Article XI by the time required after giving effect to any applicable grace period and cure period or (y) the failure of any Servicing Function Participant or Additional Servicer retained by it to perform its obligations to the Master Servicer, the Depositor (or any other depositor related to a securitization involving any Serviced Companion Loan) or Trustee (or any other trustee related to a securitization involving any Serviced Companion
            Loan) under this Section 3.05 or PSA Article XI by the time required after giving effect to any applicable grace period and cure period.

                  (ii) If the indemnification provided for in this Section
            3.06(f) is unavailable or insufficient to hold harmless any Indemnified Party, then the Subservicer shall contribute to the amount paid or payable to such Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Subservicer on the one hand and the Indemnified Party on the other in connection with a breach of the Subservicer's obligations under this Section
            3.05 or PSA Article XI.

            (g) Amendments; Expenses; Subservicers. This Section 3.05 may be amended by the parties for purposes of complying with Regulation AB or to conform to standards developed within the commercial mortgage-backed securities market, notwithstanding anything to the contrary contained in this Agreement. The Subservicer's obligations under this Section 3.05 shall be performed by it in all cases at its own expense. The Subservicer shall cause any subservicing agreement entered into by it pursuant to Section 2.02 to contain provisions requiring the related subservicer to perform the obligations of the Subservicer under this Section 3.05 (including requirements to provide the indemnification and contribution obligations set forth in Section 3.05(f)).


                                   ARTICLE IV
                     SUBSERVICER'S COMPENSATION AND EXPENSES
                     ---------------------------------------

            Section 4.01 Subservicing Compensation.

            (a) As compensation for its activities under this Agreement, the Subservicer shall be entitled to receive the Subservicing Fee with respect to each Mortgage Loan (commencing on such Mortgage Loan's Due Date in June 2007) unless and until a Liquidation Event occurs with respect to that Mortgage Loan. As to each Mortgage Loan, the Subservicing Fee shall accrue at the related Subservicing Fee Rate on the basis of a 360 day year with twelve 30 day months (or, in the event that a Principal Prepayment in full or other Liquidation Event occurs with respect to such Mortgage Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days) and shall be computed on the basis of the same principal amount as interest accrues from time to time on such Mortgage Loan. The accrual of the Subservicing Fee with respect to any Mortgage Loan: (i) shall (except with a Companion Loan) be suspended on the date such Mortgage Loan becomes a Specially Serviced Loan pursuant to the PSA and thereafter resume on the date such Mortgage Loan becomes a Corrected Loan; and (ii) shall cease if a Liquidation Event occurs in respect of such Mortgage Loan. Subservicing Fees earned with respect to any Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan.

            The Subservicer shall be entitled to recover unpaid Subservicing Fees in respect of any Mortgage Loan out of the portion of any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan to the extent the Master Servicer is permitted to recover unpaid Master Servicing Fees to which it is entitled under PSA Section 3.11(a).

            The Subservicer's right to receive the Subservicing Fees to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of the Subservicer's responsibilities and obligations under and pursuant to this Agreement and except as otherwise expressly provided in this Agreement.

            (b) The Subservicer shall also be entitled to withdraw from the Subservicer Certificate Account and retain, as additional servicing compensation (the "Additional Subservicing Compensation"), subject to any offset provided in the PSA (including offsets for interest on Advances, inspection costs and Additional Trust Fund Expenses), the following items:

                  (i) 100% of any and all Penalty Charges accrued on and
            collected with respect to each Mortgage Loan that is not a Specially Serviced Mortgage Loan, but only to the extent actually paid by the related Mortgagor and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to first reimburse the Trust Fund for (A) additional expenses that have been incurred by the Trust Fund (other than Special Servicing Fees, Workout Fees and Liquidation Fees) in connection with such Mortgage Loan that have been paid since the prior Determination Date and (B) interest on Advances previously paid to the Master Servicer or Trustee, as applicable, that has accrued since the prior Determination Date with respect to the related Mortgage Loan;

                  (ii) 50% of any and all modification fees, extension fees, consent fees, release fees, substitution fees, waiver fees, fees paid in connection with defeasance, and earn-out fees actually paid by a Mortgagor with respect to each Mortgage Loan that is not a Specially Serviced Mortgage Loan, in each case to the extent the Subservicer and not the Special Servicer, has performed the related modification, consent, waiver, earnout, defeasance or similar action, as applicable, in accordance with the PSA (in particular, subject to the limitations on the modifications, consents and waivers that may be performed by the Master Servicer or Subservicer set forth in Section 3.20 of the PSA); provided that, if the Special Servicer's consent is not required pursuant to the terms of the PSA in connection with the underlying servicing action, then the Subservicer is entitled to receive 100% of such fees;

                  (iii) 100% of any and all assumption application fees actually paid by a Mortgagor with respect to each Mortgage Loan that is not a Specially Serviced Mortgage Loan;

                  (iv) 25% of any and all assumption fees actually paid by a
            Mortgagor with respect to each Mortgage Loan that is not a Specially Serviced Mortgage Loan;

                  (v) 100% of any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and other loan processing fees actually paid by a Mortgagor with respect to each Mortgage Loan that is not a Specially Serviced Mortgage Loan;

                  (vi) 100% of any and all interest or other income earned on deposits in the Accounts maintained by the Subservicer (but only to the extent of the Net Investment Earnings, if any, with respect to any such Account for each Due Period and, further, in the case of a Servicing Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage); and

                  (vii) notwithstanding the foregoing, 100% of any and all
            assumption fees and other types of servicing compensation described in clauses (i)-(vi) allocable solely to the Companion Loans (it being understood that any such compensation, and any such fees allocable to the related Mortgage Loan (i.e. the senior loan of the related split loan structure contained in the Trust) shall be paid in accordance with the foregoing priorities in the immediately preceding clauses (i)-(vi)), in each case, only to the extent the Master Servicer is entitled to retain those amounts as additional master servicing compensation under the PSA.

            (c) The Subservicer shall promptly remit to the Master Servicer, in accordance with this Agreement, all amounts received with respect to the Mortgage Loans (including each of those that become a Specially Serviced Mortgage Loan or an REO Mortgage Loan) that the Subservicer is not entitled to retain pursuant to this Agreement.

            (d) The Subservicer shall pay all expenses incurred by it in connection with its servicing activities under this Agreement and shall not be entitled to reimbursement thereof except as otherwise specifically provided for in this Agreement or in the PSA.

                                   ARTICLE V
                     THE MASTER SERVICER AND THE SUBSERVICER
                     ---------------------------------------

            Section 5.01 Subservicer Not to Assign, Merger or Consolidation of the Subservicer.

            (a) Except as otherwise provided in this Section or Section 2.02, the Subservicer shall not assign this Agreement for any reason or the servicing under this Agreement or delegate its rights or duties under this Agreement or any portion thereof, or be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in any such case
(i) other than to or with any direct or indirect subsidiary of Bank of America, N.A. or (ii) without the prior written consent of the Master Servicer (which consent shall not be unreasonably withheld or delayed). Any such assignee, or any such Person into which the Subservicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Subservicer may be a party, or any Person succeeding to the business of the Subservicer, shall be the successor of the Subservicer under this Agreement and shall be deemed to have assumed all of the liabilities of the Subservicer under this Agreement. The Master Servicer's consent to any such assignment, merger, consolidation, or other transfer (if granted) may be conditioned on: (i) the Master Servicer's receipt of written confirmation (A) to the Trustee by each Rating Agency (at the expense of the Subservicer) that such assignment or succession will not result in an Adverse Rating Event with respect to any Class of rated Certificates, and
(B) that such assignee, successor, or surviving Person is an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer; and (ii) the Master Servicer's receipt of an agreement executed by such assignee, successor, or surviving Person pursuant to which, among other things, it makes the applicable representations and warranties set forth in Section 5.03 and assumes the due and punctual performance and observance of each covenant and condition to be performed and observed by the Subservicer under this Agreement from and after the date of such agreement.

            (b) The Subservicer shall not resign without giving the Master Servicer sixty (60) days prior written notice thereof under this Agreement.

            (c) The Subservicer shall: (i) maintain in full effect its existence, rights, and good standing under the laws of the United States; (ii) maintain its authorization to transact business in the state or states in which the related Mortgaged Properties are situated if and to the extent required by applicable law to ensure the enforceability of the Mortgage Loans; (iii) not jeopardize its ability to (A) do business in each jurisdiction in which one or more of the Mortgaged Properties are located, (B) protect the validity and enforceability of this Agreement, the PSA, the Certificates, or any of the Mortgage Loans, or (C) perform its respective duties and obligations under this Agreement; and (iv) be an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer.

            Section 5.02 Liability and Indemnification of the Subservicer and the Master Servicer.

            (a) Neither the Subservicer nor any of the shareholders, directors, officers, members, managers, agents, or employees of the Subservicer shall be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Subservicer or any such Person against any breach of a representation or warranty made in this Agreement, or against any expense or liability specifically required to be borne thereby without right of reimbursement pursuant to the terms of this Agreement or imposed on the Subservicer pursuant to Section 2.01 for a breach of the Accepted Subservicing Practices, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith, fraud, negligence, or willful violation of applicable law in the performance of its obligations or duties under this Agreement or by reason of the negligent disregard of its obligations or duties under this Agreement. The Subservicer and any shareholder, director, officer, member, manager, agent, or employee of the Subservicer may rely in good faith on any document of any kind that, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising under this Agreement.

            (b) The Master Servicer shall indemnify and hold harmless the Subservicer and any shareholder, director, officer, member, manager, agent or employee of the Subservicer from and against any loss, liability, penalty, fine, forfeiture, cost, or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim incurred by reason of the Master Servicer's (i) willful misfeasance, bad faith, or negligence in the performance of any of its obligations or duties under this Agreement; (ii) breach of any of its covenants, obligations, or duties under this Agreement; or
(iii) willful violation of applicable law in the performance of any of its obligations or duties under this Agreement. The Master Servicer agrees to use reasonable efforts to pursue the Trust for indemnification against any loss, liability, or expense incurred by the Subservicer in connection with the performance of the Subservicer's duties and obligations under this Agreement as to which the PSA grants to the Master Servicer's agents a right to indemnification from the Trust Fund.

            (c) The Subservicer shall indemnify and hold harmless the Master Servicer and any shareholder, director, officer, member, manager, agent, or employee of the Master Servicer from and against any loss, liability, penalty, fine, forfeiture, cost, or expense (including reasonable legal fees and expenses) incurred in connection with any claim or legal action incurred by reason of the Subservicer's (i) breach of any representation or warranty made by the Subservicer in this Agreement; (ii) willful misfeasance, bad faith, or negligence in the performance of any of its obligations or duties under this Agreement; (iii) breach of any of its covenants, obligations, or duties under this Agreement; or (iv) willful violation of applicable law in the performance of any of its obligations or duties under this Agreement. In addition, the Subservicer shall indemnify the Master Servicer and the Trustee (and any shareholder, director, officer, member, manager, agent, or employee of the Master Servicer or the Trustee) for any and all reasonable out-of-pocket costs, liabilities and expenses incurred by any such Person in connection with the negligent or willful misuse of any power-of-attorney obtained by the Subservicer from the Trustee.

            (d) The Subservicer shall not be under any obligation to appear in, prosecute, or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which the Subservicer is specifically required hereunder to bear, in the Subservicer's opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder. The indemnification provisions in this Section 5.02 shall survive the termination of this Agreement.

            Section 5.03 Representations and Warranties.

            (a) The Subservicer hereby represents, warrants, and covenants to the Master Servicer that as of the date of this Agreement:

                  (i) the Subservicer is a national banking association duly organized, validly existing, and in good standing under the laws of the United States and is in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement and to ensure the enforceability of any Mortgage Loan, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Subservicer to perform its obligations under this Agreement or the enforceability of any Mortgage Loan;

                  (ii) the execution and delivery of this Agreement by the
            Subservicer and its performance under and compliance with the terms of this Agreement will not violate the Subservicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other material instrument to which the Subservicer is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, which violation, default or breach, in the Subservicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Subservicer to perform its obligations under this Agreement;

                  (iii) the Subservicer has the full power and authority to
            enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery, and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) this Agreement, assuming due authorization, execution, and delivery by the Master Servicer, constitutes a legal, valid, and binding obligation of the Subservicer, enforceable against it in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium, and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks; and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) the Subservicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation, or demand of any federal, state, or local governmental or regulatory authority, which violation, in the Subservicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Subservicer to perform its obligations under this Agreement or the financial condition of the Subservicer;

                  (vi) no litigation is pending or, to the best of the
            Subservicer's knowledge, threatened, against the Subservicer that would prohibit the Subservicer from entering into this Agreement or, in the Subservicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Subservicer to perform its obligations under this Agreement or the financial condition of the Subservicer;

                  (vii) any consent, approval, authorization, or order of any court or governmental agency or body required for the execution, delivery, and performance by the Subservicer of or compliance by the Subservicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective, or if any such consent, approval, authorization, or order has not been or cannot be obtained prior to the actual performance by the Subservicer of its obligations under this Agreement, the lack of such item would not have a materially adverse effect on the ability of the Subservicer to perform its obligations under this Agreement;

                  (viii) each officer or employee of the Subservicer with
            responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and a fidelity bond in the amounts and with the coverage as, and to the extent, required by PSA Section 3.07(c); and

                  (ix) the Subservicer is not a Prohibited Party under the PSA.

            (b) Upon discovery by either the Master Servicer or the Subservicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party.

            (c) The representations and warranties of the Subservicer set forth in the provisions in this Section 5.03 shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence.

                                   ARTICLE VI
                         EVENTS OF DEFAULT; TERMINATION
                         ------------------------------

            Section 6.01 Events of Default.

            (a) "Event of Default", wherever used in this Agreement, means any one of the following events:


                  (i) any failure by the Subservicer to deposit into the
            Subservicer Certificate Account any amount required to be so deposited or remitted under this Agreement or to remit to the Master Servicer any amount requested to be so remitted pursuant to and in accordance with this Agreement, which failure continues unremedied for one (1) Business Day following the date on which such deposit or remittance was first required to be made; or

                  (ii) any failure on the part of the Subservicer duly to
            observe or perform in any material respect any other of the covenants or agreements on the part of the Subservicer contained in this Agreement (other than a failure to deliver the items described in Section 6.01(a)(ix) below with regards to a fiscal year in which the Trust is subject to Exchange Act reporting requirements), which failure continues unremedied for a period of 20 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer; provided, however, that, with respect to any such failure that is capable of being cured but is not curable within such 20-day period, the Subservicer shall have an additional cure period of 30 days so long as the Subservicer has commenced to cure such failure within the initial 20-day period and has diligently pursued, and is continuing to pursue, a full cure; or


                  (iii) any breach on the part of the Subservicer of any
            representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 20 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Subservicer; provided, however, that, with respect to any such breach that is capable of being cured but is not curable within such 20-day period, the Subservicer shall have an additional cure period of 30 days so long as the Subservicer has commenced to cure such failure within the initial 20-day period and has diligently pursued, and is continuing to pursue, a full cure; or

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency, or similar law for the appointment of a conservator, receiver, liquidator, trustee, or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and such decree or order shall have remained in force undischarged, undismissed, or unstayed for a period of 50 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed, or stayed within such 50-day period, the Subservicer shall have an additional period of 30 days to effect such discharge, dismissal, or stay so long as the Subservicer has commenced the appropriate proceedings to have such decree or order dismissed, discharged, or stayed within the initial 50-day period and has diligently pursued, and is continuing to pursue, such dismissal, discharge, or stay; or

                  (v) the Subservicer shall consent to the appointment of a
            conservator, receiver, liquidator, trustee, or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (vi) the Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency, or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (vii) the Master Servicer or the Subservicer obtains actual knowledge that Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of any Class of Certificates or class of Serviced Companion Loan Securities, or (2) placed any Class of Certificates or class of Serviced Companion Loan Securities on "watchlist" status in contemplation of a rating downgrade or withdrawal (and such "watchlist" status placement is not withdrawn by Moody's within 60 days after the date when the Master Servicer or the Subservicer, as the case may be, obtained such actual knowledge) and, in the case of either clause (1) or (2), cited servicing concerns with the Subservicer as the sole or a material factor in such rating action; or

                  (viii) the Subservicer is no longer listed on S&P's Select
            Servicer List as a U.S. Commercial Mortgage Servicer and either (A) not reinstated to such status on such list within 60 days of removal or (B) any of the ratings assigned to any Class of Certificates or to any class of Serviced Companion Loan Securities are qualified, downgraded, or withdrawn as a result of such removal, whichever is earlier; or

                  (ix) for so long as the Trust is subject to the reporting
            requirements of the Exchange Act, (A) the Subservicer fails to comply with any of the requirements under Section 3.05 of this Agreement or under PSA Article XI (including the failure to deliver any reports or certificates at the time such report or certification is required hereunder or thereunder) or (B) the Subservicer fails to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any transaction similar to the Subject Securitization Transaction;

                  (x) the Subservicer creates or causes an "Event of Default"
            under the PSA.

            (b) Upon any Event of Default by the Subservicer, the Master Servicer may, by notice in writing to the Subservicer, in addition to whatever rights the Master Servicer may have at law or in equity, including injunctive relief and specific performance, immediately terminate all of the rights and obligations of the Subservicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, subject to Section 6.02, without the Master Servicer incurring any penalty or fee of any kind whatsoever in connection therewith. Without limiting the foregoing, upon any Event of Default described in Section 6.01(a)(ix), either the Master Servicer or the Depositor may immediately terminate the Subservicer under this Agreement without incurring any penalty or fee of any kind whatsoever in connection therewith (and, for to avoid doubt, such termination shall be deemed for cause). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Subservicer of such written notice of termination from the Master Servicer, all authority and power of the Subservicer in this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer, and the Subservicer agrees to cooperate with the Master Servicer in effecting the termination of the Subservicer's responsibilities and rights under this Agreement, including the remittance of funds and the transfers of the Subservicing Files as set forth in Section 6.02.

            (c) Upon discovery by the Subservicer of any Event of Default (regardless of whether any notice has been given as provided in this Agreement or any cure period provided in this Agreement has expired), the Subservicer shall give prompt written notice thereof to the Master Servicer.

            (d) The Master Servicer may waive in writing any default by the Subservicer in the performance of its obligations under this Agreement and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            Section 6.02 Termination of Agreement.

            (a) This Agreement shall be terminated:

                  (i) pursuant to Section 6.01, if the Master Servicer elects to terminate the Subservicer following an Event of Default;

                  (ii) upon resignation by the Subservicer as provided in
            Section 5.01;

                  (iii) with respect to any Mortgage Loan, upon the occurrence of a Liquidation Event with respect to such Mortgage Loan pursuant to the PSA; or


                  (iv) with respect to any Mortgage Loan, upon the purchase, repurchase, or replacement of such Mortgage Loan pursuant to PSA
            Section 2.03 or PSA Section 9.01; or

                  (v) if the Master Servicer's responsibilities and duties as
            Master Servicer under the PSA have been assumed by the Trustee, its designee, or any other successor to the Master Servicer, and the Trustee, its designee, or any other successor to the Master Servicer has the right to terminate the Subservicer under PSA Section 3.22 and has elected to terminate the Subservicer pursuant to, and in accordance with, this Agreement and PSA Section 3.22.

Notwithstanding anything herein to the contrary, the rights, duties and obligations of the Subservicer under this Agreement (other than rights to indemnification) with respect to any Mortgage Loan shall (i) be suspended on the date such Mortgage Loan becomes a Specially Serviced Loan pursuant to the PSA and (ii) thereafter resume on the date such Mortgage Loan becomes a Corrected Loan.

            (b) If the Master Servicer's responsibilities and duties as Master Servicer under the PSA have been assumed by the Trustee, and in connection therewith the Trustee has not requested the termination of this Agreement as provided in PSA Section 3.22, the Trustee shall, without act or deed on the part of the Trustee, succeed to all of the rights and (except to the extent they arose prior to the date of such succession) obligations of the Master Servicer under this Agreement as provided in PSA Section 3.22, and the Subservicer shall be bound to the Trustee under all of the terms, covenants, and conditions of this Agreement with the same force and effect as if the Trustee was originally the Master Servicer under this Agreement; and the Subservicer does hereby attorn to the Trustee, as the Master Servicer under this Agreement, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the Trustee succeeding to the interest of the Master Servicer under this Agreement. The Subservicer agrees, however, upon written demand by the Trustee, to promptly execute and deliver to the Trustee an instrument in confirmation of the foregoing provisions, satisfactory to the Trustee, in which the Subservicer shall acknowledge such attornment and shall confirm to the Trustee its agreement to the terms and conditions of this Agreement. References to the Trustee under this
Section 6.02 shall include any successor Master Servicer under the PSA.

            (c) Termination pursuant to this Section 6.02 or as otherwise provided in this Agreement shall be without prejudice to any rights of the Master Servicer or the Subservicer which may have accrued through the date of termination under this Agreement. In connection with any such termination, the Subservicer shall: (i) promptly remit all funds in the related Accounts to the Master Servicer or such other Person designated by the Master Servicer, net of accrued Subservicing Fees and Additional Subservicing Compensation through the termination date that are due and payable to the Subservicer; (ii) promptly deliver all related Subservicing Files to the Master Servicer or its designee; and (iii) fully cooperate with the Master Servicer to effectuate an orderly transition of the servicing of the related Mortgage Loans. All rights of the Subservicer relating to the payment of its Subservicing Fees and Additional Subservicing Compensation and all liabilities of the Subservicer, which in any such case accrued under the terms of this Agreement on or before the date of such termination, shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement.

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

            Section 7.01 Amendment.

            This is the entire agreement between the parties with respect to the matters set forth in this Agreement, and all prior oral and written agreements with respect to the matters set forth in this Agreement are superseded by the terms of this Agreement. This Agreement, including the provisions of this
Section 7.01, may not be modified except by written amendment to this Agreement signed by the party or parties affected by the same.

            Section 7.02 Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal Law.

            Section 7.03 Notices.

            (a) All demands, notices, and communications under this Agreement shall be in writing and addressed in each case as follows:

            (i) if to the Subservicer, at:

                        Bank of America, N.A.
                        900 West Trade Street, Suite 650
                        NC1-026-06-01
                        Charlotte, North Carolina 28255
                        Fax No.:  704-317-4501
                        Attention: Servicing Manager

                        with copy to:

                        Henry A. LaBrun, Esq.
                        Cadwalader, Wickersham & Taft LLP
                        227 West Trade Street, 24th Floor
                        Charlotte, North Carolina  28202
                        Fax No.:  704-348-5200

            (ii) if to the Master Servicer, at:

                        KeyCorp Real Estate Capital Markets, Inc.
                        911 Main Street, Suite 1500
                        Kansas City, Missouri  64105
                        Attention:  Bryan Nitcher
                        Fax No.:  816-204-2290

                        with a copy to:

                        KeyBank National Association
                        127 Public Square
                        Cleveland, Ohio  44114
                        Attention: Robert C. Bowes, Esq.
                        Fax No.:  216-689-5681

                        and with a copy to:

                        Kraig M. Kohring
                        Polsinelli Shalton Flanigan Suelthaus PC
                        700 West 47th Street, Suite 1000
                        Kansas City, Missouri 64112
                        Fax No.:  816-753-1536

            (b) Any of the above-referenced Persons may change its address for notices under this Agreement by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices under this Agreement if personally delivered, sent by overnight courier or, if followed by hard copy via overnight courier, sent by facsimile.

            (c) To the extent that any demand, notice, or communication under this Agreement is given to the Subservicer by a Responsible Officer of the Master Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Master Servicer with respect to such communication, and the Subservicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. To the extent that any demand, notice, or communication under this Agreement is given to the Master Servicer by a Responsible Officer of the Subservicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Subservicer with respect to such communication, and the Master Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

            Section 7.04 Consistency with PSA; Severability of Provisions.

            This Agreement shall be subject to the provisions of the PSA, which provisions shall be paramount and controlling and shall supersede the provisions of this Agreement to the extent of any conflicts or inconsistencies. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable or shall be determined to be inconsistent with the PSA, such provisions shall be deemed severable from the remaining covenants, agreements, and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

            Section 7.05 Inspection and Audit Rights.

            The Subservicer agrees that, on reasonable prior notice, it shall permit any representative of the Master Servicer or its designee, during the Subservicer's normal business hours, reasonable access to examine all books of account, records, certifications, reports, statements, and other documents of the Subservicer relating to the Mortgage Loans, to make copies and extracts therefrom, and to discuss matters relating to the Mortgage Loans with the Subservicer's officers and employees.

            Section 7.06 Binding Effect; No Partnership; Counterparts.

            Subject to Section 5.01 with respect to the Subservicer, the provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. The parties hereby acknowledge and agree that the Trustee, for the benefit of the Certificateholders and as holder of the Uncertificated Lower Tier Interests, the Class A-MFL Regular Interest and the Class A-JFL Regular Interest (and if a Serviced Whole Loan is involved, for the benefit of the Certificateholders and the holders of any related Serviced Companion Loan, as a collective whole), is a third party beneficiary under this Agreement until such time as the Trustee or its designee assumes the obligations of the Master Servicer under this Agreement pursuant to Section 6.02 of this Agreement; but, except to the extent the Trustee or its designee so assumes the obligations of the Master Servicer hereunder, none of the Trust Fund, the Trustee, any successor Master Servicer or the Special Servicer, as applicable, or any Certificateholder or any holder of a Serviced Companion Loan, has any duties under this Agreement or any liabilities arising herefrom. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Subservicer shall be rendered as an independent contractor for the Master Servicer.

            For the purpose of facilitating the execution of this Agreement as provided in this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. A signature of a party by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature of such party.

            Section 7.07 Protection of Confidential Information.

            The Subservicer shall keep confidential and shall not divulge to any party, without the Master Servicer's prior written consent (which shall not be unreasonably withheld or delayed), any information pertaining to the Mortgage Loans, the Mortgaged Properties, or the Mortgagors except to the extent that the Subservicer provides prior written notice to the Master Servicer and (a) it is appropriate for the Subservicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities, or other governmental agencies,
(ii) in accordance with Accepted Subservicing Practices, or (iii) when required by any law, regulation, ordinance, court order, or subpoena; or (b) the Subservicer is disseminating general statistical information relating to the mortgage loans being serviced by the Subservicer (including the Mortgage Loans) so long as the Subservicer does not identify the owner of the Mortgage Loans or the Mortgagors.

            Section 7.08 Construction.

            The article and section headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning thereof. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted. Any pronoun used in this Agreement shall be deemed to cover all genders. The terms "include," "including," and similar terms shall be construed as if followed by the phrase "without being limited to." The term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or section of this Agreement. Words importing the singular number shall mean and include the plural number, and vice versa.

         [Remainder of Page Intentionally Blank; Signature Page Follows]

            IN WITNESS WHEREOF, the Master Servicer and the Subservicer have caused this Agreement to be duly executed as of the date first above written.

                                 MASTER SERVICER:

                                 KEYCORP REAL ESTATE CAPITAL MARKETS, INC., an Ohio corporation


                                    By:  /s/  Bryan NItcher
                                       ----------------------------------------
                                       Name:   Bryan NItcher
                                       Title:  Senior Vice President


                                 SUBSERVICER:

                                 BANK OF AMERICA, N.A.,
                                 a national banking association


                                 By: /s/  Sean D. Reilly
                                    --------------------------------------------
                                    Name:   Sean D. Reilly
                                    Title:  Principal

                                                          EXHIBIT A

                                                    Mortgage Loan Schedule

  Mortgage Loan                                                    Cut-off Date Balance              Subservicing Fee Rate
  -------------                                                    --------------------              ---------------------
111 Livingston Street                                                $ 80,000,000.00                           0.05 (5 bps)
National Envelope                                                    $ 56,250,000.00                           0.02 (2 bps)
Doubletree Irvine Spectrum                                           $ 44,500,000.00                           0.01 (1 bp)
Piero Apartments                                                     $ 40,400,000.00                           0.01 (1 bp)
5 Marine View Plaza                                                  $ 29,500,000.00                           0.01 (1 bp)
Wyndham Jacksonville Riverwalk Hotel                                 $ 26,000,000.00                           0.02 (2 bps)
Oakridge Apartments                                                  $ 23,250,000.00                           0.02 (2 bps)
Lebanon Plaza                                                        $ 23,200,000.00                           0.01 (1 bp)
7700 Leesburg Pike                                                   $ 22,600,000.00                           0.01 (1 bp)
Springhill Suites Chicago Portfolio                                  $ 22,500,000.00                                -
     Springhill Suites - Burr Ridge                                  $ 11,840,000.00                           0.02 (2 bps)
     Springhill Suites - Elmhurst                                    $ 10,660,000.00                           0.02 (2 bps)
5200 Alameda                                                         $ 22,000,000.00                           0.02 (2 bps)
Orchard Heights                                                      $ 21,400,000.00                           0.02 (2 bps)
Cypress Crossroads                                                   $ 19,400,000.00                           0.01 (1 bp)
Clarion LaGuardia Airport Hotel                                      $ 17,300,000.00                           0.01 (1 bp)
Westchester Portfolio                                                $ 16,800,000.00                           0.02 (2 bps)
Backlick Plaza                                                       $ 16,560,000.00                           0.01 (1 bp)
Arbor Station                                                        $ 16,400,000.00                           0.02 (2 bps)
MWD Bolingbrook Industrial                                           $ 16,100,000.00                           0.02 (2 bps)
Columbia Hotel Portfolio                                             $ 16,050,000.00                           0.02 (2 bps)
New Trier Crossed Loans Rollup                                       $ 15,484,621.00                                -
     New Trier Indianapolis                                           $ 6,036,705.00                           0.02 (2 bps)
     New Trier Bakersfield                                            $ 5,372,916.00                           0.02 (2 bps)
     New Trier Gurnee                                                 $ 4,075,000.00                           0.02 (2 bps)
Raytheon Building                                                    $ 14,500,000.00                           0.02 (2 bps)
Arcadis - BBL HQ                                                     $ 14,110,000.00                           0.01 (1 bp)
Matthews Plaza                                                       $ 13,952,650.94                           0.01 (1 bp)
The Farrington                                                       $ 13,500,000.00                           0.01 (1 bp)
River Park Apartments                                                $ 12,700,000.00                           0.02 (2 bps)
Marsh Store 80                                                       $ 12,489,566.28                           0.04 (4 bps)
Stratford Village Apartments                                         $ 12,000,000.00                           0.02 (2 bps)
Harbour Run Apartments                                               $ 11,200,000.00                           0.02 (2 bps)
Holiday Inn Vail Apex                                                $ 10,970,068.72                           0.02 (2 bps)
Fountain Plaza Medical Office                                        $ 10,550,000.00                           0.02 (2 bps)
Thurms Estates MHP                                                   $ 10,400,000.00                           0.02 (2 bps)
Shoppes at Koch Park                                                 $ 10,200,000.00                           0.01 (1 bp)
Holiday Inn-Bordeaux                                                  $ 9,907,072.09                           0.02 (2 bps)
Barloworld Distribution                                               $ 9,820,000.00                           0.02 (2 bps)
Shops at Stadium Towers and Hooters Crossed Portfolio                 $ 9,567,786.95                                -
     Shops at Stadium Towers                                          $ 8,076,701.79                           0.01 (1 bp)
     Shops at Stadium Towers Hooters                                  $ 1,491,085.16                           0.01 (1 bp)
Cypress Center                                                        $ 9,516,000.00                           0.06 (6 bps)
Tecnofarma                                                            $ 9,075,495.22                           0.02 (2 bps)
700-710 Pelham Parkway                                                $ 9,000,000.00                           0.01 (1 bp)
Chestnut Court Apartments                                             $ 9,000,000.00                           0.01 (1 bp)
Mountain View Plaza                                                   $ 8,700,000.00                           0.01 (1 bp)
Hilton Village Shopping Center and Hilton Village Office Park         $ 8,600,000.00                           0.01 (1 bp)
Crane Building                                                        $ 8,400,000.00                           0.01 (1 bp)
PetsMart/Staples                                                      $ 8,300,000.00                           0.01 (1 bp)
Hampton Inn West                                                      $ 7,874,421.46                           0.01 (1 bp)
Ohio MHP Portfolio                                                    $ 7,636,000.00                           0.02 (2 bps)
Eugene Medical Office Building                                        $ 7,475,221.44                           0.01 (1 bp)
Galloway Apartments                                                   $ 7,300,000.00                           0.02 (2 bps)
229 Fabricante                                                        $ 6,487,501.17                           0.01 (1 bp)
Marshall's Plaza                                                      $ 6,438,679.99                           0.01 (1 bp)
Shops Under Target                                                    $ 6,395,966.83                           0.01 (1 bp)
Holiday Inn Hotel & Suites Pooler                                     $ 5,987,182.51                           0.02 (2 bps)
Owens Corning Industrial                                              $ 5,430,000.00                           0.01 (1 bp)
Holiday Inn Select Wilmington-Brandywine                              $ 5,335,321.08                           0.01 (1 bp)
Marsh Store 31                                                        $ 5,260,611.39                           0.04 (4 bps)
Stone Ridge Apartments Phase II                                       $ 5,184,567.64                           0.02 (2 bps)
Holiday Inn Express Six Flags                                         $ 4,960,000.00                           0.01 (1 bp)
Premier Self Storage -Toa Baja                                        $ 4,904,000.00                           0.01 (1 bp)
Indiana MHP Portfolio                                                 $ 4,855,366.74                           0.02 (2 bps)
Cornerstone Center                                                    $ 4,645,255.50                           0.01 (1 bp)
Mission Viejo Town Center Phase 4                                     $ 4,610,000.00                           0.01 (1 bp)
Northstate Storage Portfolio Myrtle Beach                             $ 4,600,000.00                           0.01 (1 bp)
6820 Reseda Boulevard                                                 $ 4,584,380.11                           0.02 (2 bps)
The Stanley Works                                                     $ 4,380,000.00                           0.01 (1 bp)
Best Western Ellensburg                                               $ 4,331,470.06                           0.02 (2 bps)
Hamilton Gardens                                                      $ 4,300,000.00                           0.02 (2 bps)
Chiodo Plaza                                                          $ 4,195,611.61                           0.01 (1 bp)
Northstate Storage Portfolio Carolina Beach                           $ 4,200,000.00                           0.01 (1 bp)
Rite Aid - 302 West Robb                                              $ 4,171,488.00                           0.02 (2 bps)
Best Buy Stevens Point Wisconsin                                      $ 4,106,688.89                           0.02 (2 bps)
Best Western - Astoria                                                $ 3,989,266.08                           0.02 (2 bps)
2301 & 2321 East Del Amo Boulevard                                    $ 3,942,725.66                           0.01 (1 bp)
Walgreens Rogers                                                      $ 3,696,019.74                           0.01 (1 bp)
14405 Lakeside Circle                                                 $ 3,691,200.00                           0.02 (2 bps)
Holland Gardens Apartments                                            $ 3,480,000.00                           0.02 (2 bps)
The Atrium Offices                                                    $ 3,300,000.00                           0.02 (2 bps)
Northern Tool Building                                                $ 3,000,000.00                           0.02 (2 bps)
Gower Gulch Center                                                    $ 2,791,117.01                           0.01 (1 bp)
Marsh Store 71                                                        $ 2,674,284.77                           0.04 (4 bps)
Northstate Storage Portfolio Mineral Springs                          $ 2,600,000.00                           0.01 (1 bp)
Marsh Store 95                                                        $ 2,514,223.28                           0.04 (4 bps)
Northstate Storage Portfolio Swansboro                                $ 2,500,000.00                           0.01 (1 bp)
631 & 645 Grant Avenue                                                $ 2,193,154.28                           0.01 (1 bp)
Walgreen's - Mundelein, IL                                            $ 2,142,957.27                           0.01 (1 bp)
730 Daniel Webster Highway                                            $ 1,600,000.00                           0.02 (2 bps)
Mill Creek Professional Building                                      $ 1,381,317.23                           0.01 (1 bp)

                                    EXHIBIT B
                                    ---------

                               (Remittance Report)

                                    EXHIBIT C
                                    ---------

                  (Tax, Insurance, UCC and Letter of Credit Certification)